EXHIBIT 3.1

                            Certificate of Amendment

                                     of the

                          Certificate of Incorporation

                                       of

                   UBS WARBURG MORTGAGE ACCEPTANCE CORPORATION

                         Pursuant to Section 242 of the
                        Delaware General Corporation Law



            UBS Warburg Mortgage Acceptance Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,


            DOES HEREBY CERTIFY:


            FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, has adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

            RESOLVED, that it is advisable and in the best interests of the Corporation that the Certificate of Incorporation of UBS Warburg Mortgage Acceptance Corporation, as amended, be amended by changing Article FIRST thereof and to substitute therefor the following, and that such amendment be, and it hereby is, authorized and approved:

                  "FIRST: The name of the Corporation is Mortgage Asset
            Securitization Transactions, Inc."


            SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to such amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.


            THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, UBS WARBURG MORTGAGE ACCEPTANCE CORPORATION has caused this Certificate to be signed by Ramesh Singh, its Managing Director, and John Fearey, its Assistant Secretary, as of the 8th day of August, 2001.


                                       UBS WARBURG MORTGAGE
                                          ACCEPTANCE CORPORATION



                                       By:  /s/ Ramesh Singh
                                            ----------------------------
                                           Name:  Ramesh Singh
                                           Title:  Managing Director



                                       By:  /s/ John L. Fearey
                                            ----------------------------
                                           Name:  John L. Fearey
                                           Title:  Assistant Secretary

                            Certificate of Amendment

                                     of the

                          Certificate of Incorporation

                                       of

                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV

                         Pursuant to Section 242 of the
                        Delaware General Corporation Law

            PaineWebber Mortgage Acceptance Corporation IV, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,


            DOES HEREBY CERTIFY:


            FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, has adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

            RESOLVED, that it is advisable and in the best interests of the Corporation that the Certificate of Incorporation of PaineWebber Mortgage Acceptance Corporation IV, as amended, be amended by changing Article FIRST thereof and to substitute therefor the following, and that such amendment be, and it hereby is, authorized and approved:

                  "FIRST: The name of the Corporation is UBS Warburg Mortgage
            Acceptance Corporation."


            SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to such amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.


            THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV has caused this Certificate to be signed by Geraldine L. Banyai, its Secretary, and John L. Fearey, its Assistant Secretary, as of the 1st day of February, 2001.


                                       PAINEWEBBER MORTGAGE
                                          ACCEPTANCE CORPORATION IV



                                       By:  /s/  Geraldine L. Banyai
                                            ----------------------------
                                           Name:  Geraldine L. Banyai
                                           Title:  Secretary



                                       By:  /s/  John L. Fearey
                                          ------------------------------
                                           Name:  John L. Fearey
                                           Title:  Assistant Secretary

                          CERTIFICATE OF INCORPORATION

                                       of

                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV

            1. The name of the Corporation is PaineWebber Mortgage Acceptance Corporation IV.

            2. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such registered office is The Corporation Trust Company.

            3. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            4. The total number of shares of capital stock that the Corporation shall have authority to issue is one thousand (1,000) shares, which shall be shares of Common Stock, par value one cent ($0.01) per share.

            The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased by an amendment to this Certificate of Incorporation authorized by the affirmative vote of the holders of a majority of the Common Stock outstanding.

            5. No holder of any class of capital stock of the Corporation, whether now or hereafter authorized, shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of capital stock of the Corporation of any class whatsoever, or of securities convertible into or exchangeable for capital stock of the Corporation of any class whatsoever, whether now or hereafter authorized, or whether issued for cash, property or services.

            6. The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation's debts and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.

            7. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

            8. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this limitation shall not eliminate or limit the liability of the directors (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

            9. The Corporation is to have perpetual existence.

            10. The incorporator of the Corporation is Edward J. Fine, whose mailing address is c/o Brown & Wood, One World Trade Center, New York, New York 10048.

            I, THE UNDERSIGNED, being the incorporator named above, in order to form a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 22nd day of April, 1987.



                                                      /s/ Edward J. Fine
                                                      ------------------------
                                                          Edward J. Fine

                                State of Delaware

                        Office of the Secretary of State

            I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT OF "PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF APRIL, A.D. 1997, AT 9 O'CLOCK A.M.





                                              /s/ Edward J. Freel
                                  -------------------------------------------
                                     Edward J. Freel, Secretary of State

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

1.    The name of the corporation (hereinafter called the "corporation") is

                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV

2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on _________________



                                          /s/ Geraldine L. Banyai
                                          -----------------------------
                                             GERALDINE L. BANYAI
                                             ASSISTANT SECRETARY